Exhibit 99.1

News Release

Contact:	Brian W. Wingard Treasurer (814) 765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS THIRD QUARTER EARNINGS FOR 2017,

HIGHLIGHTED BY CONTINUED STRONG ORGANIC LOAN GROWTH

Clearfield, Pennsylvania – October 19, 2017

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the third quarter and first nine months of 2017. Highlights include the following:

•	Net income of $7.2 million, or $0.47 per share, in the third quarter of 2017, compared to net income of $6.4 million, or $0.44 per share, in the third quarter of 2016. The third quarter of 2016 included core processing conversion expenses and merger expenses totaling $308 thousand.

•	Net income of $20.4 million, or $1.34 per share, during the nine months ended September 30, 2017, compared to net income of $15.5 million, or $1.07 per share, during the nine months ended September 30, 2016. CNB recorded realized gains on the sale of available-for-sale securities of $1.5 million and $1.0 million during the nine months ended September 30, 2017 and 2016, respectively. CNB recorded a gain on the sale of a branch of $536 thousand during the nine months ended September 30, 2017, and during the nine months ended September 30, 2016, CNB recorded prepayment penalties on long-term borrowings, core processing conversion expenses, and merger expenses totaling $3.6 million.

•	Annualized returns on average assets and equity of 1.02% and 11.48%, respectively, for the nine months ended September 30, 2017, compared to 0.87% and 9.78%, respectively, for the nine months ended September 30, 2016. The annualized return on average tangible equity was 13.90% and 11.72% during the nine months ended September 30, 2017 and 2016, respectively.

•	Net interest margin of 3.80% and 3.76% for the nine months ended September 30, 2017 and 2016, respectively

•	Loans of $2.10 billion as of September 30, 2017 compared to loans of $1.80 billion as of September 30, 2016. Organic loan growth in the first nine months of 2017 was $225.0 million.

•	Deposits of $2.06 billion as of September 30, 2017, compared to deposits of $2.02 billion as of September 30, 2016.

•	Book value per share of $15.99 as of September 30, 2017 increased 9.2% compared to book value per share of $14.64 as of December 31, 2016 and tangible book value per share of $13.34 as of September 30, 2017 increased 13.4% compared to tangible book value of $11.76 per share as of December 31, 2016, as a result of both CNB’s retained earnings and its common stock issuance in the first quarter of 2017.

•	Non-performing assets of $20.6 million, or 0.75% of total assets as of September 30, 2017, compared to $16.4 million, or 0.64% of total assets, as of December 31, 2016.

Joseph B. Bower, Jr., President and CEO, stated, “The third quarter shows the positive trend in earnings from the almost two year shift in the balance sheet from investments to loans. We will continue to focus on organic customer growth across all brands to further enhance future earnings.”

Net Interest Margin

Net interest margin on a fully tax equivalent basis was 3.80% and 3.76% for the nine months ended September 30, 2017 and 2016, respectively. The yield on earning assets increased 17 basis points from 4.31% for the nine months ended September 30, 2016 to 4.48% for the nine months ended September 30, 2017. Total interest and dividend income increased from $69.5 million for the nine months ended September 30, 2016 to $80.2 million for the nine months ended September 30, 2017. In addition, CNB recorded $2.3 million in interest expense for the nine months ended September 30, 2017 resulting from the issuance of $50 million in subordinated debt on September 29, 2016 to help support balance sheet growth.

Asset Quality

During the three and nine months ended September 30, 2017, CNB recorded a provision for loan losses of $1.4 million and $3.6 million, as compared to a provision for loan losses of $622 thousand and $2.0 million for the three and nine months ended September 30, 2016. Net chargeoffs during the three and nine months ended September 30, 2017 were $819 thousand and $2.0 million, compared to net chargeoffs of $907 thousand and $3.1 million for the three and nine months ended September 30, 2016. CNB Bank net chargeoffs totaled $392 thousand and $1.0 million during the nine months ended September 30, 2017 and 2016, or .03% and .08%, respectively, of average CNB Bank loans. Holiday Financial Services Corporation, CNB’s consumer discount company, recorded net chargeoffs totaling $1.6 million and $2.0 million during the nine months ended September 30, 2017 and 2016, respectively.

The increase in the provision for loan losses recorded in the nine months ended September 30, 2017 compared to the same period of 2016 is primarily attributable to stronger organic loan growth experienced 2017 compared to 2016.

Non-Interest Income

Net realized gains on available-for-sale securities for the nine months ended September 30, 2017 were $1.5 million, including $1.4 million on the sale of two structured pooled trust preferred securities. Net realized gains on available-for-sale securities for the nine months ended September 30, 2016 were $1.0 million, including $922 thousand on the sale of two structured pooled trust preferred securities.

As a result of CNB’s continued focus on growing its Private Client Solutions division, wealth and asset management revenues were $2.8 million in the first nine months of 2017, an increase of 20.8% from $2.3 million in the first nine months of 2016. During the quarter ended September 30, 2017, CNB recorded $592 thousand in income from bank owned life insurance policies, including $301 thousand representing the death proceeds on life insurance policies in excess of the cash surrender value.

Non-Interest Expenses

Total non-interest expenses were $17.6 million and $52.4 million during the three and nine months ended September 30, 2017, compared to $17.1 million and $50.7 million during the three and nine months ended September 30, 2016. Included in non-interest expenses during the nine months ended September 30, 2016 were $3.6 million of non-recurring items, which included merger related expenses of $481 thousand, costs associated with our core processing system upgrade of $1.6 million, and a prepayment penalty associated with the early payoff of long-term borrowings of $1.5 million.

Salaries and benefits expense increased $3.1 million, or 13.0%, during the nine months ended September 30, 2017 compared to the nine months ended September 30, 2016. As of September 30, 2017, CNB had 490 full-time equivalent staff, compared to 471 full-time equivalent staff as of September 30, 2016. The staff added during this period included 17 employees for CNB’s newest division, BankOnBuffalo. Occupancy expenses increased $1.1 million, or 18.3%, during the nine months ended September 30, 2017 compared to the nine months ended September 30, 2016, resulting primarily from two locations acquired from Lake National Bank in Mentor, Ohio in July 2016, as well as locations in Worthington, Ohio; Ashtabula, Ohio; Blair County, Pennsylvania; and Buffalo, New York that have been opened since the end of the third quarter of 2016.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.75 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, one loan production office, 33 full-service offices in Pennsylvania and northeast Ohio, including ERIEBANK, a division of CNB Bank, 9 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank, and a full-service office in Buffalo, New York conducting business as Bank on Buffalo, a division of CNB Bank. More information about CNB and CNB Bank may be found on the Internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited)			(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Dollars in thousands, except share and per share data)
	2017	2016	% change	2017	2016	% change
Income Statement
Interest income	$28,069	$24,958	12.5%	$80,176	$69,497	15.4%
Interest expense	4,552	3,025	50.5%	12,468	9,219	35.2%

Net interest income	23,517	21,933	7.2%	67,708	60,278	12.3%
Provision for loan losses	1,400	622	125.1%	3,550	2,038	74.2%

Net interest income after provision for loan losses	22,117	21,311	3.8%	64,158	58,240	10.2%

Non-interest income
Service charges on deposit accounts	1,244	1,162	7.1%	3,499	3,149	11.1%
Other service charges and fees	587	653	-10.1%	1,675	1,837	-8.8%
Wealth and asset management fees	952	795	19.7%	2,775	2,298	20.8%
Net realized gains on available-for-sale securities	5	—	NA	1,543	1,005	53.5%
Net realized and unrealized gains on trading securities	160	235	-31.9%	475	265	79.2%
Mortgage banking	237	388	-38.9%	668	706	-5.4%
Bank owned life insurance	592	281	110.7%	1,308	807	62.1%
Card processing and interchange income	942	876	7.5%	2,790	2,499	11.6%
Gain on sale of branch	—	—	NA	536	—	NA
Other	313	81	286.4%	625	501	24.8%

Total non-interest income	5,032	4,471	12.5%	15,894	13,067	21.6%

Non-interest expenses
Salaries and benefits	9,101	8,506	7.0%	27,008	23,905	13.0%
Net occupancy expense of premises	2,219	2,212	0.3%	7,016	5,932	18.3%
FDIC insurance premiums	295	387	-23.8%	869	1,049	-17.2%
Core Deposit Intangible amortization	305	347	-12.1%	967	779	24.1%
Prepayment penalties - long-term borrowings	—	—	NA	—	1,506	NA
Core processing conversion costs	—	42	NA	—	1,597	NA
Merger costs	—	266	NA	—	481	NA
Card processing and interchange expenses	541	587	-7.8%	1,577	1,670	-5.6%
Other	5,157	4,749	8.6%	15,012	13,744	9.2%

Total non-interest expenses	17,618	17,096	3.1%	52,449	50,663	3.5%

Income before income taxes	9,531	8,686	9.7%	27,603	20,644	33.7%
Income tax expense	2,285	2,270	0.7%	7,194	5,144	39.9%

Net income	$7,246	$6,416	12.9%	$20,409	$15,500	31.7%

Average diluted shares outstanding	15,207,589	14,381,888		15,103,629	14,368,013

Diluted earnings per share	$0.47	$0.44	6.8%	$1.34	$1.07	25.2%
Cash dividends per share	$0.165	$0.165	0.0%	$0.495	$0.495	0.0%

Payout ratio	35%	38%		37%	46%

Average Balances

Loans, net of unearned income	$2,075,147	$1,801,675	$1,992,406	$1,677,554
Total earning assets	2,544,418	2,343,221	2,485,045	2,226,469
Total assets	2,723,206	2,533,904	2,658,220	2,386,184
Total deposits	2,067,576	2,031,639	2,040,929	1,928,603
Shareholders’ equity	243,931	215,342	236,940	211,363
Tangible shareholders’ equity (*)	203,117	169,156	195,801	176,352

Performance Ratios (quarterly information annualized)
Return on average assets	1.06%	1.01%	1.02%	0.87%
Return on average equity	11.88%	11.92%	11.48%	9.78%
Return on average tangible equity (*)	14.27%	15.17%	13.90%	11.72%
Net interest margin (FTE)	3.82%	3.88%	3.80%	3.76%

Loan Charge-Offs
Net loan charge-offs	$819	$907	$2,031	$3,072
Net loan charge-offs / average loans	0.16%	0.20%	0.14%	0.24%

The following is a non-GAAP disclosure of pre-tax net income excluding the effects of net realized gains on the sale of available for sale securities and one-time expenses including prepayment penalties on long-term borrowings, core processing conversion costs, and merger costs:

	(unaudited)			(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	(Dollars in thousands)
				(unaudited)
	2017	2016	% change	2017	2016	% change
Pre-tax net income, GAAP basis	$9,531	$8,686	9.7%	$27,603	$20,644	33.7%
Net realized gains on available-for-sale securities	(5)	—	NA	(1,543)	(1,005)	53.5%
Gain on sale of branch	—	—	NA	(536)	—	NA
Prepayment penalties - long-term borrowings	—	—	NA	—	1,506	NA
Core processing conversion costs	—	42	NA	—	1,597	NA
Merger costs	—	266	NA	—	481	NA

Pre-tax net income, non-GAAP	$9,526	$8,994	5.9%	$25,524	$23,223	9.9%

	(unaudited)		(unaudited)
	September 30,	December 31	September 30,	% change versus
	2017	2016	2016	12/31/16	9/30/16
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$2,098,574	$1,873,536	$1,800,858	12.0%	16.5%
Loans held for sale	1,672	7,528	2,814	-77.8%	-40.6%
Investment securities	430,742	500,693	511,388	-14.0%	-15.8%
FHLB and other equity interests	26,145	19,186	18,334	36.3%	42.6%
Other earning assets	2,806	2,246	2,117	24.9%	32.5%

Total earning assets	2,559,939	2,403,189	2,335,511	6.5%	9.6%

Allowance for loan losses	(17,849)	(16,330)	(15,703)	9.3%	13.7%
Goodwill	38,730	38,730	38,967	0.0%	-0.6%
Core deposit intangible	1,888	2,854	3,200	-33.8%	-41.0%
Other assets	162,361	145,378	177,969	11.7%	-8.8%

Total assets	$2,745,069	$2,573,821	$2,539,944	6.7%	8.1%

Non interest-bearing deposits	$313,543	$289,922	$293,049	8.1%	7.0%
Interest-bearing deposits	1,747,067	1,727,600	1,730,732	1.1%	0.9%

Total deposits	2,060,610	2,017,522	2,023,781	2.1%	1.8%

Borrowings	342,158	237,004	205,202	44.4%	66.7%
Subordinated debt	70,620	70,620	70,620	0.0%	0.0%
Deposits held for sale	—	6,456	—	NA	NA
Other liabilities	27,233	30,435	24,852	-10.5%	9.6%

Common stock	—	—	—	NA	NA
Additional paid in capital	96,697	77,737	77,543	24.4%	24.7%
Retained earnings	147,132	134,295	131,643	9.6%	11.8%
Treasury stock	(544)	(127)	(163)	328.3%	233.7%
Accumulated other comprehensive income (loss)	1,163	(121)	6,466	NA	-82.0%

Total shareholders’ equity	244,448	211,784	215,489	15.4%	13.4%

Total liabilities and shareholders’ equity	$2,745,069	$2,573,821	$2,539,944	6.7%	8.1%

Ending shares outstanding	15,285,236	14,467,815	14,464,210

Book value per share	$15.99	$14.64	$14.90
Tangible book value per share (*)	$13.34	$11.76	$11.98

Capital Ratios
Tangible common equity / tangible assets (*)	7.54%	6.72%	6.94%
Tier 1 leverage ratio	8.44%	7.87%	7.70%
Common equity tier 1 ratio	10.14%	9.28%	9.56%
Tier 1 risk based ratio	11.12%	10.33%	10.67%
Total risk based ratio	14.45%	13.83%	14.32%

Asset Quality
Non-accrual loans	$19,231	$15,329	$15,325
Loans 90+ days past due and accruing	592	10	70

Total non-performing loans	19,823	15,339	15,395
Other real estate owned	760	1,015	1,147

Total non-performing assets	$20,583	$16,354	$16,542

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$8,655	$8,710	$8,870
Non-performing TDR loans **	8,853	3,121	3,202

Total TDR loans	$17,508	$11,831	$12,072

Non-performing assets / Loans + OREO	0.98%	0.87%	0.92%
Non-performing assets / Total assets	0.75%	0.64%	0.65%
Allowance for loan losses / Loans	0.85%	0.87%	0.87%

*	- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Return on average tangible equity is calculated by dividing annualized net income by average tangible assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).
**	- Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited)		(unaudited)
	September 30,	December 31	September 30,
	2017	2016	2016
Shareholders’ equity	$244,448	$211,784	$215,489
Less goodwill	38,730	38,730	38,967
Less core deposit intangible	1,888	2,854	3,200

Tangible common equity	$203,830	$170,200	$173,322

Total assets	$2,745,069	$2,573,821	$2,539,944
Less goodwill	38,730	38,730	38,967
Less core deposit intangible	1,888	2,854	3,200

Tangible assets	$2,704,451	$2,532,237	$2,497,777

Ending shares outstanding	15,285,236	14,467,815	14,464,210

Tangible book value per share	$13.34	$11.76	$11.98
Tangible common equity/Tangible assets	7.54%	6.72%	6.94%